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                                                             Exhibit 5


                                                           May 22, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

              Cantel Industries, Inc.
              REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

    We have been requested by Cantel Industries, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 152,277 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with certain Stock Option Agreements between MediVators, Inc. and certain of its directors, employees and consultants (collectively, the "Plans") which were assumed by the Company pursuant to the Agreement and Plan of Merger dated as of November 14, 1995 among the Company, Cantel Acquisition Corp., and MediVators, Inc. (the "Merger Agreement").

    In connection with this opinion, we have examined the Registration Statement and the Company's Restated Certificate of Incorporation and By-laws, the Merger Agreement, the Plans, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

    Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in accordance with the Plans, will be legally issued, fully paid and non-assessable.

    We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                       Very truly yours,

                                     DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP